Filed Pursuant to Rule 433

Registration Nos. 333-282133 and 333-282133-01

March 16, 2026

PRICING TERM SHEET

Novartis Capital Corporation

4.100% Notes due 2029

4.400% Notes due 2031

4.600% Notes due 2033

4.900% Notes due 2036

5.600% Notes due 2046

5.700% Notes due 2056

Floating Rate Notes due 2029

Fully and unconditionally guaranteed by

Novartis AG

4.100% Notes due 2029 (the “2029 Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$1,250,000,000
Maturity Date:	March 16, 2029
Coupon:	4.100%
Interest Payment Dates:	March 16 and September 16, commencing September 16, 2026
Price to Public:	99.883%

Benchmark Treasury:	3.500% due March 15, 2029
Benchmark Treasury Price and Yield:	99-14 ¾ / 3.692%
Spread to Benchmark Treasury:	45 bps
Yield:	4.142%
Optional Redemption:

Prior to February 16, 2029 (the date that is one month prior to the scheduled maturity date of the 2029 Notes) (the “2029 Par Call Date”), the Issuer may redeem the 2029 Notes, in whole or in part, at our option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the prospectus supplement) plus 7.5 bps, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2029 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 Par Call Date the Issuer may redeem the 2029 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2029 Notes to be redeemed on the applicable redemption date plus accrued and unpaid interest thereon to the redemption date.

Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2029 Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2029 Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.
CUSIP:	66989H BF4
ISIN:	US66989HBF47
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings

Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

4.400% Notes due 2031 (the "2031 Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$1,750,000,000
Maturity Date:	March 18, 2031
Coupon:	4.400%
Interest Payment Dates:	March 18 and September 18, commencing September 18, 2026
Price to Public:	99.960%
Benchmark Treasury:	3.500% due February 28, 2031
Benchmark Treasury Price and Yield:	98-19 ¾ / 3.809%
Spread to Benchmark Treasury:	60 bps
Yield:	4.409%
Optional Redemption:

Prior to February 18, 2031 (the date that is one month prior to the scheduled maturity date of the 2031 Notes) (the “2031 Par Call Date”), the Issuer may redeem the 2031 Notes, in whole or in part, at our option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Notes matured on the 2031 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 bps, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2031 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2031 Par Call Date the Issuer may redeem the 2031 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2031 Notes to be redeemed on the applicable redemption date plus accrued and unpaid interest thereon to the redemption date.

Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2031 Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2031 Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.
CUSIP:	66989H BG2

ISIN:	US66989HBG20
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings
Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

4.600% Notes due 2033 (the “2033 Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$2,000,000,000
Maturity Date:	March 18, 2033
Coupon:	4.600%
Interest Payment Dates:	March 18 and September 18, commencing September 18, 2026
Price to Public:	99.574%
Benchmark Treasury:	3.750% due February 28, 2033
Benchmark Treasury Price and Yield:	98-15+ / 4.002%
Spread to Benchmark Treasury:	67 bps
Yield:	4.672%
Optional Redemption:

Prior to January 18, 2033 (the date that is two months prior to the scheduled maturity date of the 2033 Notes) (the "2033 Par Call Date”), the Issuer may redeem the 2033 Notes, in whole or in part, at our option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 Notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 bps, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2033 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2033 Par Call Date the Issuer may redeem the 2033 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2033 Notes to be redeemed on the applicable redemption date plus accrued and unpaid interest thereon to the redemption date.

Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2033 Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2033 Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.
CUSIP:	66989H BH0

ISIN:	US66989HBH03
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings
Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

4.900% Notes due 2036 (the “2036 Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$2,250,000,000
Maturity Date:	March 18, 2036
Coupon:	4.900%
Interest Payment Dates:	March 18 and September 18, commencing September 18, 2026
Price to Public:	99.719%
Benchmark Treasury:	4.125% due February 15, 2036
Benchmark Treasury Price and Yield:	99-08+ / 4.216%
Spread to Benchmark Treasury:	72 bps
Yield:	4.936%
Optional Redemption:

Prior to December 18, 2035 (the date that is three months prior to the scheduled maturity date of the 2036 Notes) (the “2036 Par Call Date”), the Issuer may redeem the 2036 Notes, in whole or in part, at our option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2036 Notes matured on the 2036 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 bps, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2036 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2036 Par Call Date the Issuer may redeem the 2036 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2036 Notes to be redeemed on the applicable redemption date plus accrued and unpaid interest thereon to the redemption date.

Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2036 Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2036 Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.
CUSIP:	66989H BJ6

ISIN:	US66989HBJ68
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings
Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

5.600% Notes due 2046 (the “2046 Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$1,000,000,000
Maturity Date:	March 18, 2046
Coupon:	5.600%
Interest Payment Dates:	March 18 and September 18, commencing September 18, 2026
Price to Public:	99.536%
Benchmark Treasury:	4.625% due February 15, 2046
Benchmark Treasury Price and Yield:	97-09 / 4.839%
Spread to Benchmark Treasury:	80 bps
Yield:	5.639%
Optional Redemption:

Prior to September 18, 2045 (the date that is six months prior to the scheduled maturity date of the 2046 Notes) (the “2046 Par Call Date”), the Issuer may redeem the 2046 Notes, in whole or in part, at our option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2046 Notes matured on the 2046 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 bps, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2046 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2046 Par Call Date the Issuer may redeem the 2046 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2046 Notes to be redeemed on the applicable redemption date plus accrued and unpaid interest thereon to the redemption date.

Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2046 Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2046 Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.
CUSIP:	66989H BK3

ISIN:	US66989HBK32
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings
Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

5.700% Notes due 2056 (the “2056 Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$2,250,000,000
Maturity Date:	March 18, 2056
Coupon:	5.700%
Interest Payment Dates:	March 18 and September 18, commencing September 18, 2026
Price to Public:	99.120%
Benchmark Treasury:	4.625% due November 15, 2055
Benchmark Treasury Price and Yield:	96-09+ / 4.862%
Spread to Benchmark Treasury:	90 bps
Yield:	5.762%
Optional Redemption:

Prior to September 18, 2055 (the date that is six months prior to the scheduled maturity date of the 2056 Notes) (the “2056 Par Call Date”), the Issuer may redeem the 2056 Notes, in whole or in part, at our option, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2056 Notes matured on the 2056 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 bps, less (b) interest accrued to the date of redemption, and

(2)   100% of the principal amount of the 2056 Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2056 Par Call Date the Issuer may redeem the 2056 Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the 2056 Notes to be redeemed on the applicable redemption date plus accrued and unpaid interest thereon to the redemption date.

Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2056 Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2056 Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.
CUSIP:	66989H BL1

ISIN:	US66989HBL15
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings
Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

Floating Rate Notes due 2029 (the “2029 Floating Rate Notes”):
Issuer:	Novartis Capital Corporation
Guarantor:	Novartis AG
Size:	$500,000,000
Maturity Date:	March 16, 2029
Interest Rate Basis:	Compounded SOFR
Spread to Compounded SOFR:	65 bps
2029 Floating Rate Interest Payment Dates:	March 16, June 16, September 16 and December 16, of each year, commencing June 16, 2026
Interest Reset Dates:	Each 2029 Floating Rate Interest Payment Date
Initial Interest Rate:	The initial interest rate will be Compounded SOFR determined on June 14, 2026, plus 0.650%.
Interest Determination Date:	The second U.S. Government Securities Business Day (as defined in the prospectus supplement) preceding each 2029 Floating Rate Interest Payment Date.
Initial Interest Period:	The period from and including March 18, 2026 to, but excluding the first 2029 Floating Rate Interest Payment Date.
Interest Period:	The period from and including a 2029 Floating Rate Interest Payment Date to, but excluding, the immediately succeeding 2029 Floating Rate Interest Payment Date provided that the final Interest Period for the 2029 Floating Rate Notes will be the period from and including the 2029 Floating Rate Interest Payment Date immediately preceding the maturity date of the 2029 Floating Rate Notes to, but excluding, the maturity date.

Observation Period:	In respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date (as defined in the prospectus supplement) for such Interest Period (or in the final Interest Period, preceding the maturity date); provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the 2029 Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first 2029 Floating Rate Interest Payment Date.
Optional Redemption:	Not applicable.
Optional Redemption for Tax Reasons:	In the event of changes in withholding taxes applicable to payments under or with respect to the 2029 Floating Rate Notes or certain intercompany loans in Switzerland or another Relevant Taxing Jurisdiction (as defined and provided for in the prospectus supplement), the Issuer may redeem the 2029 Floating Rate Notes in whole (but not in part) at any time, at a price equal to 100% of their principal amount plus accrued and unpaid interest to, but excluding, the redemption date.
Payment of Additional Amounts:	In the event that the Issuer is required to withhold or deduct from payments on the Notes (as defined herein) taxes imposed by Switzerland or another Relevant Taxing Jurisdiction, the Issuer will, subject to certain exceptions, pay such additional amounts as will result, after withholding or deduction of such taxes, in the receipt by the holders of the amounts that would have been received had no withholding or deduction been required. Notwithstanding the foregoing, the Issuer shall not be required to pay any additional amounts with respect to any withholding taxes imposed by the United States or by any political subdivision, territory or possession thereof.

Price to Public:	100.000%
CUSIP:	66989H BE7
ISIN:	US66989HBE71
Calculation Agent:	HSBC Bank USA, National Association
Trade Date:	March 16, 2026
Expected Settlement Date:*	March 18, 2026 (T+2)
Listing:	None
Anticipated Ratings:**	Aa3 by Moody’s Ratings AA- by S&P Global Ratings
Joint Book-Running Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

BofA Securities, Inc.

HSBC Securities (USA) Inc.

SG Americas Securities, LLC

UBS Securities LLC

* Note: Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes, the 2056 Notes, or the 2029 Floating Rate Notes (collectively, the “Notes”) on the date hereof will be required, by virtue of the fact that the Notes initially will not settle in T+1, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade such Notes on the date of pricing of the Notes sold in this offering should consult their own advisor.

** Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer and the guarantor have filed a registration statement (including a prospectus and a prospectus supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer and the guarantor have filed with the SEC for more complete information about the issuer, the guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and the accompanying prospectus if you request it by calling BNP Paribas Securities Corp. at +1-800-854-5674, Citigroup Global Markets Inc. at +1-800-831-9146, Deutsche Bank Securities Inc. at +1-800-503-4611, J.P. Morgan Securities LLC at +1-212-834-4533 or Mizuho Securities USA LLC at +1-866-271-7403.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.